As filed with the Securities and Exchange Commission on July 20, 2015

Registration Statement No. 333-192754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4440364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6320 Quadrangle Drive, Suite 360

Chapel Hill, North Carolina 27517

Telephone: (919) 313-6601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Prabhavathi Fernandes, Ph.D.

President and Chief Executive Officer

6320 Quadrangle Drive, Suite 360

Chapel Hill, North Carolina 27517

Telephone: (919) 313-6601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander M. Donaldson, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Fax: (919) 781-4865

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act) (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement solely for the purpose of removing from registration the $50.0 million of securities that remain unsold hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on July 17, 2015.

CEMPRA, INC.

By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Prabhavathi Fernandes	President, Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2015
Prabhavathi Fernandes, Ph.D.

/s/ Mark W. Hahn	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2015
Mark W. Hahn

/s/ Shane Barton	Controller and Chief Accounting Officer (Principal Accounting Officer)	July 17, 2015
Shane Barton

/s/ Garheng Kong*	Chairman of the Board	July 17, 2015
Garheng Kong, M.D., Ph.D.

	Director	July , 2015
Michael R. Dougherty

/s/ David N. Gill*	Director	July 17, 2015
David N. Gill

/s/ Dov Goldstein*	Director	July 17, 2015
Dov Goldstein, M.D.

/s/ John H. Johnson*	Director	July 17, 2015
John H. Johnson

/s/ Richard Kent*	Director	July 17, 2015
Richard Kent, M.D.

/s/ P. Sherrill Neff*	Director	June17, 2015
P. Sherrill Neff

*By:	/s/ Prabhavathi Fernandes
Prabhavathi Fernandes, Attorney-in-Fact